Exhibit 10.1

THE BANK OF NOVA SCOTIA
Wholesale Banking Operations
Derivative Products
44 King Street West
Central Mail Room
Toronto, Ontario,
M5H 1H1

April 22, 2005

To: Attention: Facsimile No:	APRIA HEALTHCARE GROUP INC. ALICIA PRICE - VICE PRESIDENT & CONTROLLER 819496396040

Dear Sirs:

Re: Interest Rate Swap Transaction - Reference ID: S51621

        The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below.

        The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1.

This Confirmation agreement constitutes a “Confirmation” as referred to in and supplements, forms part of and is subject to, the ISDA Master Agreement dated as of December 03, 2002, as amended and supplemented from time to time (the “Agreement”), between THE BANK OF NOVA SCOTIA and APRIA HEALTHCARE GROUP INC. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

2.	The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Trade Date:	April 22, 2005

Notional Amount:	USD 25,000,000.00

Effective Date:	January 03, 2006

Termination Date:	January 02, 2009

Fixed Amounts:

Fixed Rate Payer:	APRIA HEALTHCARE GROUP INC.

Fixed Rate Payer Payment Dates:

The 1st of each January, April, July and October commencing on April 03, 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Rate Period End Dates:	The 1st of each January, April, July and October commencing on April 03, 2006 to and including the Termination Date

Fixed Rate:	4.44%

Fixed Rate Day Count Fraction:	Actual/360

Business Days for Fixed Rate Payments:	London, New York

Business Day Convention:	Modified Following Business Day Convention

Floating Amounts:

Floating Rate Payer:	THE BANK OF NOVIA SCOTIA

Floating Rate Payer Payment Dates:

The 1st of each January, April, July and October commencing on April 03, 2006 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate Period End Dates:	The 1st of each January, April, July and October commencing on April 03, 2006 to and including the Termination Date

Floating Rate for the Initial Calculation Period:	To be determined

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	3-month

Spread:	Not applicable

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first date of the relevant Calculation Period

Method of Averaging	Inapplicable

Compounding:	Inapplicable

Compounding Dates:	Inapplicable

Business Days for Floating Rate Payments:	London, New York

Business Day Convention:	Modified Following Business Day Convention

Calculation Agent:	The Bank of Nova Scotia

3.	Relationship between parties:

Each party will be deemed to represent to the other on the other on the day on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for this Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming and assumes, the risk of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or as an advisor to it in respect of that Transaction.

(d) No Commitment to Unwind. Neither party has committed to unwind that Transaction.

4.	Offices:

(a) (b)	For purposes of this Transaction, the Office of THE BANK OF NOVA SCOTIA is Toronto, Ontario. For purposes of this Transaction, the Office of APRIA HEALTHCARE GROUP INC. is Lake Forest, California.

5.	Account Details: Payments to THE BANK OF NOVA SCOTIA:

Accounts for Payment in USD	BANK OF NOVA SCOTIA NEW YORK UNITED STATES A/C:#602736 Swift Code: NOSCUS33 //FW026002532 Favour: BANK OF NOVA SCOTIA, TORONTO ATTN: DERIVATIVE PRODUCTS

Payments to APRIA HEALTHCARE GROUP INC.:

Accounts for Payment in USD	BANK OF AMERICA N.A. CONCORD UNITED STATES A/C:#12579-55100 //FW121000358 Favour: APRIA HEALTHCARE INC.

6.

The parties hereto agree that this Confirmation, whether received in original or facsimile form, may be executed in counterparts, which execution may be effected by means of facsimile transmission. Where execution is effected by means of facsimile transmission, the parties agree that the sender’s signature as printed by the recipient’s facsimile machine shall be deemed to be the sender’s original signature.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us by facsimile, Attention: WBO Derivative Product Confirmations, Telephone: (416) 866-5415/3622, Facsimile: (416) 933-2291.

Yours sincerely, THE BANK OF NOVA SCOTIA Allison Gloudon

Authorized Signature Gina Singh S1117
Confirmed as of the date first written APRIA HEALTHCARE GROUP INC. By: Name: Amin Khalifa Title: CFO/EVP By: Name: Title: